Partial Purchase Agreement:

By and Between:

Gate Technologies, LLC and Angel Acquisition Corp

Purpose:

The purpose of this document is to formalize a partial purchase of Angels in Action (an operating division of Angel Acquisition Corp, A Nevada Company, that is fully licensed and ‘in good standing’ in both the state(s) of Nevada and California) and Gate Technologies, LLC, a New York LLC, that is fully licensed and ‘in good standing’, in that state.

Two Parties:

This agreement is limited to and binding upon ratification by the controlling interests of the two (2) parties that are listed above. The two (2) parties to this agreement are:

a.

Angel Acquisition Corp

b.

Gate Technologies, LLC

Terms and Conditions:

The terms and conditions stated herein are hereby agreed upon, and ratified by the consenting signatures of both parties:

1.

Angel Acquisition Corp

a.

Angel Acquisition Corp owns, manages, retains the entire rights and privileges to one of its core assets and subsidiaries: Angels In Action

b.

Angels in Action is a working web portal that is designed and targeted to provide micro-lending and business support services to entities large and small that are US Based

c.

Angel Acquisition Corp is solely responsible for the development and deployment of Angels in Action

d.

Angel Acquisition Corp hereby agrees to sell, and to offer to Gate Technologies, LLC sixty (60) percent of this operating division

e.

Angels in Action will continue to operate jointly as a operating division of Angel Acquisition Corp and will be held as a majority asset following the completion of this partial purchase as a managed asset of Gate Technologies, LLC

2.

Gate Technologies, LLC

a.

Gate Technologies, LLC, hereby agrees to compensate Angel Acquisition Corp and provide the following consideration to complete this transaction

b.

Ninety thousand dollars in the form of cash

c.

Six hundred thousand dollars in the form of Gate Technologies, LLC Units contributed by Vince Molinari and Lori Livingston

Related Party Transaction:

Both parties to this agreement hereby declare and stipulate that all are in full knowledge and consent that the following related parties are involved in this partial purchase:

a.

Lori Livingston: is a member of the Board of Directors of Angel Acquisition Corp and also serves as a managing member and Chief Technologies Officer for Gate Technologies, LLC.

b.

Vince Molinari: is a member of the Board of Directors of Angel Acquisition Corp and also serves as a managing member and Chief Executive Officer for Gate Technologies, LLC.

c.

Ginew Holdings, LLC: both Ms. Livingston and Mr. Molinari have respective companies which control the interest of Ginew Holdings, LLC. Ginew Holdings, LLC is the majority and controlling shareholder of Angel Acquisition Corp

Majority Shareholder Consent:

It is further declared and so stipulated that Ginew Holdings, LLC is the majority and controlling shareholder of record for Angel Acquisition Corp. Ginew Holdings, LLC votes and gives consent to the terms and conditions of this partial purchase agreement. Ginew Holdings, LLC grants consent for:

a.

Angel Acquisition Corp to disperse its wholly-owned asset “Angels in Action” for the consideration herein agreed upon to Gate Technologies, Inc

b.

Angel Acquisition Corp, under the direction of Gate Technologies, Inc to continue to manage and direct and expand the work and specter of influence of its micro-lending and micro-banking division, “Angels in Action”

Upon ratification by the undersigned of both consenting parties, this agreement becomes binding upon all.

Date: March 23, 2011	Date: March 23, 2011
/s/ Steve Bonenberger Steve Bonenberger Angel Acquisition Corp	/s/ Vince Molinari Vince Molinari Gate Technologies, LLC